Exhibit 99.3

CHIMERA INVESTMENT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On October 1, 2025, Chimera Investment Corporation, a Maryland corporation, (“Chimera” or the “Company”, or “we”, “us”, “our”) through its wholly-owned subsidiary Chimera Funding TRS, LLC, a Delaware limited liability company (“Funding TRS”), completed the previously announced acquisition (the “Acquisition”) of HomeXpress Mortgage Corp., a Delaware corporation (“HomeXpress”), pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated June 11, 2025 and amended as of August 5, 2025, by and among Funding TRS (as assignee of the rights and obligations of Chimera) and the Sellers referred to therein.

Upon the terms and subject to the conditions of the Stock Purchase Agreement, at the closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”), Funding TRS acquired (i) all of the outstanding equity interests in HX Holdco Corp., a Delaware corporation and parent of HomeXpress (“HX Holdco”), from the Holdco Sellers (as defined in the Stock Purchase Agreement), and (ii) the remaining outstanding equity interests in HomeXpress held by the Management Sellers (as defined in the Stock Purchase Agreement). Immediately following the Closing, Funding TRS will assign the equity interests in HomeXpress acquired from the Management Sellers to HX Holdco so that HomeXpress will be a wholly-owned subsidiary of HX Holdco.

The total consideration for the Acquisition consisted of (i) $119.5 million, representing the estimated Adjusted Book Value (as defined in the Stock Purchase Agreement) as of August 31, 2025, subject to certain post-closing adjustments to true-up for the actual Adjusted Book Value as of the Closing Date as set forth in the Stock Purchase Agreement, (ii) the cash premium of $120.0 million, and (ii) the issuance of 2,077,151 shares of Chimera’s common stock, par value $0.01 per share (“Common Stock”). Following the Closing of the Acquisition, HomeXpress became an indirect wholly-owned subsidiary of Chimera operating under Funding TRS. The cash portion of the consideration was funded with cash on hand.

The unaudited pro forma consolidated financial information contained herein sets forth the following:

•

The historical consolidated financial information of the Chimera, as of and for the six months ended June 30, 2025 (unaudited), derived from the Company’s unaudited consolidated financial statements; and for the year ended December 31, 2024, derived from the Company’s audited consolidated financial statements;

•

The historical consolidated financial information of HomeXpress, adjusted to reflect certain reclassifications to conform the financial statement presentation with that of the Company, as of and for the six months ended June 30, 2025 (unaudited), derived from HomeXpress’s unaudited consolidated financial statements; and for the year ended December 31, 2024, derived from HomeXpress’s audited consolidated financial statements;

•

Pro forma adjustments to give effect to the Acquisition on the pro forma consolidated statements of operations for the six months ended June 30, 2025 and year ended December 31, 2024, as if the Acquisition closed January 1, 2024; and

•	Pro forma adjustments to give effect to the Acquisition on the pro forma consolidated statement of financial condition as of June 30, 2025, as if the Acquisition closed June 30, 2025.

This unaudited pro forma consolidated financial information should be read in conjunction with:

•

Chimera’s audited consolidated financial statements and related notes thereto, for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 19, 2025;

•

Chimera’s unaudited consolidated financial statements and related notes thereto, as of and for the six months ended June 30, 2025, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as filed with the SEC on August 6, 2025;

•

HomeXpress’s audited consolidated financial statements and related notes thereto, for the year ended December 31, 2024, and unaudited consolidated financial statements and related notes thereto, as of and for the six months ended June 30, 2025, which are included herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The unaudited pro forma consolidated financial information has been prepared in accordance with Securities and Exchange Commission’s (“SEC”) Article 11, Pro Forma Financial Information (“Article 11”), under Regulation S-X of the Exchange Act, giving effect to the application of the acquisition method of accounting, as promulgated by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), and the related financing necessary to effectuate the Acquisition. ASC 805 requires, among other things, that under the acquisition method of accounting, the acquired assets and assumed liabilities be recognized at their acquisition-date fair value, using the fair value concepts as defined in ASC Topic 820, Fair Value Measurement (“ASC 820”).

At this time, the accounting for the Acquisition is ongoing, and the amounts and adjustments presented herein are provisional, as the purchase accounting is not final. Additionally, the allocation of purchase price to the acquired assets and assumed liabilities of HomeXpress was based on preliminary estimates of fair value, determined through discussions with HomeXpress management and valuation studies performed by independent third-party valuation experts. Accordingly, the final purchase accounting adjustments may differ materially from the preliminary unaudited adjustments presented herein. The preliminary estimates are based on the best information available as of the date of this filing and include certain assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma consolidated financial information, which should be read in conjunction with the accompanying notes, is provided for informational purposes only. It is neither intended to represent nor indicative of the actual results of operations or financial position of the Company or HomeXpress as if the Acquisition had been completed on the dates assumed. Additionally, it should not be considered indicative of future consolidated results of operations or financial position. While the unaudited pro forma information reflects the costs incurred to complete the Acquisition, it does not account for any anticipated synergies, operational efficiencies, or cost savings that may result from the Acquisition.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

(IN THOUSANDS, except share and per share data)

	Historical	As Reclassified
	Chimera Investment Corp.	HomeXpress Mortgage Corp. (Note 2)	Transaction Adjustments (Note 4)			Pro Forma Combined
Net interest income:
Interest Income	$391,914	$22,973	$—			$414,887
Interest expense	256,684	17,339	—			274,023
Net interest income	135,230	5,634	—			140,864
Increase (decrease) in provision for credit losses	7,796					7,796
Other income (losses):
Net unrealized gains (losses) on derivatives	(9,024)	—	—			(9,024)
Realized gains (losses) on derivatives	(17,872)	—	—			(17,872)
Periodic interest cost of swaps, net	9,202	—	—			9,202
Net gains (losses) on derivatives	(17,694)	—	—			(17,694)
Investment management and advisory services	17,745	—	—			17,745
Net unrealized gains (losses) on financial instruments at fair value	135,866	—	—			135,866
Net realized gains (losses) on sales of investments	(1,915)	—	—			(1,915)
Gains (losses) on extinguishment of debt	2,122	—				2,122
Other investment gains (losses)	2,536	—	—			2,536
Gain on origination and sale of loans, net	—	38,525				38,525
Total other income (losses)	138,660	38,525	—			177,185
Other expenses:
Compensation and benefits	24,745	18,886	—			43,631
General and administrative expenses	13,721	3,117	(37)	(b	)	16,801
Servicing and asset manager fees	14,737	—	—			14,737
Amortization of intangibles and depreciation expenses	1,902	142	6,389	(c	)	8,433
Transaction expenses	6,077	5,820	—			11,897
Total other expenses	61,182	27,965	6,352			95,499
Income (loss) before income taxes	204,912	16,194	(6,352)			214,754
Income tax expense (benefit)	2,165	5,888	(5,219)	(i	)	2,834
Net income (loss)	$202,747	$10,306	$(1,133)			$211,920
Net income (loss) per share available to common shareholders:
Basic						$2.54
Diluted						$2.50
Weighted average number of common shares outstanding:
Basic						83,485,238
Diluted						84,677,259

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(IN THOUSANDS, except share and per share data)

	Historical	As Reclassified
	Chimera Investment Corp.	HomeXpress Mortgage Corp. (Note 2)	Transaction Adjustments (Note 4)			Pro Forma Combined
Net interest income:
Interest Income	$760,950	$34,875	$—			$795,825
Interest expense	496,274	28,356	—			524,630
Net interest income	264,676	6,519	—			271,195
Increase (decrease) in provision for credit losses	9,838	—	—			9,838
Other income (losses):
Net unrealized gains (losses) on derivatives	2,963	—	—			2,963
Realized gains (losses) on derivatives	(21,540)	—	—			(21,540)
Periodic interest cost of swaps, net	23,780	—	—			23,780
Net gains (losses) on derivatives	5,203	—	—			5,203
Investment management and advisory services	2,710	—	—			2,710
Net unrealized gains (losses) on financial instruments at fair value	10,811	—	—			10,811
Net realized gains (losses) on sales of investments	(5,219)	—	—			(5,219)
Other investment gains (losses)	9,543	—	—			9,543
Gain on origination and sale of loans, net	—	79,353	—			79,353
Total other income (losses)	23,048	79,353	—			102,401
Other expenses:
Compensation and benefits	41,364	32,178	—			73,542
General and administrative expenses	23,201	7,571	(3)	(b	)	30,769
Servicing and asset manager fees	29,795	—	—			29,795
Amortization of intangibles and depreciation expenses	321	97	12,823	(c	)	13,241
Transaction expenses	7,091	—	9,715	(f	)	16,806
Total other expenses	101,772	39,846	22,535			164,153
Income (loss) before income taxes	176,114	46,026	(22,535)			199,605
Income tax expense (benefit)	49	12,479	(31,454)	(i	)	(18,926)
Net income (loss)	$176,065	$33,547	$8,919			$218,531
Net income (loss) per share available to common shareholders:
Basic						$2.63
Diluted						$2.59
Weighted average number of common shares outstanding:
Basic						83,053,896
Diluted						84,234,773

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

AS OF JUNE 30, 2025

(IN THOUSANDS)

	Historical	As Reclassified
	Chimera Investment Corp.	HomeXpress Mortgage Corp. (Note 2)	Transaction Adjustments (Note 4)		Pro Forma Combined
Assets
Cash and Cash Equivalents	$250,223	$33,885	$(239,490)	(a)	$44,618
Loans held-for-sale, at fair value	—	709,271	—		709,271
Non-Agency RMBS, at fair value	1,010,995	—	—		1,010,995
Agency MBS, at fair value	2,675,280	—	—		2,675,280
Loans held for investment, at fair value	10,640,298	—	—		10,640,298
Accrued interest receivable	74,611	4,329			78,940
Other assets	211,822	25,821	95,642	(b)(c)	333,285
Goodwill	—	—	73,057	(e)	73,057
Derivatives, at fair value	—	1,842	—		1,842
Total assets	14,863,229	775,148	(70,791)		15,567,586
Liabilities and equity
Secured financing agreements	4,563,063	628,133	—		5,191,196
Securitized debt, collateralized by Non-Agency RMBS	68,278	—	—		68,278
Securitized debt at fair value, collateralized by Loans held for investment	6,970,800	—	—		6,970,800
Warehouse line of credit	—	—	—		—
Long term debt	135,211	—	—		135,211
Payable for investments purchased	387,909	—	—		387,909
Accrued Interest Payable	40,777	—	—		40,777
Dividends payable	34,650	—	—		34,650
Accounts payable and other liabilities	37,709	27,663	8,858	(b)(c)(d)(f)	74,230
Derivatives, at fair value, net	301	608	—		909
Total Liabilities	12,238,698	656,404	8,858		12,903,960
Equity
Preferred Stock
Series A preferred stock*	—	0	(0)	(g)	—
Series A cumulative redeemable	58	—	—		58
Series B cumulative redeemable	130	—	—		130
Series C cumulative redeemable	104	—	—		104
Series D cumulative redeemable	80	—	—		80
Common Stock*	810	0	21	(g)(h)	831
Additional paid-in-capital	4,397,084	2,080	26,335	(g)(h)	4,425,499
Accumulated other comprehensive income	152,435	—	—		152,435
Cumulative earnings	4,543,858	116,664	(106,005)	(f)(g)	4,554,517
Cumulative distribution to stockholders	(6,470,028)	—	—		(6,470,028)
Total equity	2,624,531	118,744	(79,649)		2,663,626
Total Liabilities and equity	$14,863,229	$775,148	$(70,791)		$15,567,586

*	Presented as $0 due to rounding.

CHIMERA INVESTMENT CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

1.	Description of the Acquisition and Basis of Presentation

On October 1, 2025, Chimera completed its previously announced acquisition of HomeXpress. See Note 3 for further discussion of the determination of purchase price. To fund the Acquisition, Chimera issued 2,077,151 shares of common stock, par value $0.01 per share of Chimera, and funded the remainder with cash on hand.

Chimera has prepared the unaudited pro forma consolidated financial information in accordance with Article 11 of SEC Regulation S-X, applying the acquisition method of accounting under ASC 805, with Chimera as the acquirer and HomeXpress as the acquiree for accounting purposes. Pursuant to the guidance in ASC 805, the acquisition method of accounting requires the purchase price to be allocated to the acquisition-date fair values of the acquired assets and assumed liabilities, with any excess recorded as goodwill. To facilitate this allocation of purchase price and using the fair value concepts outlined in ASC 820, Chimera has determined the preliminary fair value estimates of the acquired assets and assumed liabilities as of October 1, 2025, the date the Acquisition closed. As of the date of this report, Chimera has not yet completed certain detailed valuation procedures necessary to finalize these estimates of fair value and related purchase price allocation. The finalization of these estimates is expected to be complete when Chimera files its annual report on Form 10-K for the year ended December 31, 2025. Differences between preliminary estimates and the final purchase price accounting may occur and could have a material impact on the unaudited pro forma consolidated financial information.

The unaudited pro forma consolidated financial information does not give effect to any expected cost savings, operating nor revenue synergies that may result from the Acquisition, nor any costs required to achieve such synergies. It does, however, give effect to the costs incurred to effectuate the Acquisition that had not yet been recorded as of the date of the unaudited pro forma consolidated statement of financial condition. See Note 4 for further details.

During the preparation of the unaudited pro forma consolidated financial information, Chimera performed a preliminary review of HomeXpress’s accounting policies. Adjustments were necessary to certain of the accounting policies used to produce HomeXpress’s historical financial statements in order to conform to those of Chimera. These amounts are disclosed in Note 4 below. Furthermore, certain reclassifications have been made in order to conform the historical financial statement presentation of HomeXpress with Chimera. See Note 2 for detailed reclassification adjustments. Final review of HomeXpress’s accounting policies is ongoing and additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma consolidated financial information.

CHIMERA INVESTMENT CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

2.	Reclassification Adjustments

The following presents the impacts of certain reclassification adjustments made to the HomeXpress historical financial statements, in order to align our historical financial statement presentation to our expected presentation for the go-forward combined company.

HOMEXPRESS MORTGAGE CORPORATION

STATEMENT OF OPERATIONS

RECLASSIFICATION ADJUSTMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

	HomeXpress Mortgage Corp. Historical	Reclassification Adjustments		HomeXpress Mortgage Corp. Historical, as Reclassified
Net interest income:
Interest income	$22,835	$138	(a)	$22,973
Interest expense	(17,158)	(181)	(b)	(17,339)

Net interest income	5,677	(43)		5,634

Other income (losses):
Gain on origination and sale of loans, net	38,525	—		38,525
Other	138	(138)	(a)	—

Total other income (losses)	38,663	(138)		38,525

Other expenses:
Compensation and benefits	18,881	5	(f)	18,886
General and administrative expenses	2,288	829	(b)(c)(d)(e)(f)	3,117
Amortization of intangibles and depreciation expenses	—	142	(e)	142
Transaction Expenses	5,820	—		5,820
OREO expenses	67	(67)	(c)	—
Professional fees	825	(825)	(d)	—
Advertising	265	(265)	(d)	—

Total other expenses	28,146	(181)		27,965

Income (loss) before income taxes	16,194	—		16,194
Income tax expense (benefit)	5,888	—		5,888

Net income (loss)	$10,306	$—		$10,306

Reclassification adjustments made to the HomeXpress Mortgage Corporation historical statement of operations for the six months ended June 30, 2025, to conform the financial statement presentation with that of the Company:

(a)	Represents a reclassification from Other income to Interest income

(b)	Represents a reclassification from General and administrative expense to Interest expense

(c)	Represents a reclassification from OREO expenses to General and administrative expense

(d)	Represents a reclassification from various to General and administrative expense

(e)	Represents a reclassification from General and administrative expense to Amortization of intangibles and depreciation expenses

(f)	Represents a reclassification from General and administrative expense to Compensation and benefits

CHIMERA INVESTMENT CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

HOMEXPRESS MORTGAGE CORPORATION

STATEMENT OF OPERATIONS

RECLASSIFICATION ADJUSTMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

	HomeXpress Mortgage Corp. Historical	Reclassification Adjustments		HomeXpress Mortgage Corp. Historical, as Reclassified
Net interest income:
Interest income	$34,628	$247	(a)	$34,875
Interest expense	(28,038)	(318)	(b)	(28,356)

Net interest income	6,590	(71)		6,519

Other income (losses):
Gain on origination and sale of loans, net	79,353	—		79,353
Other	274	(274)	(a)	—

Total other income (losses)	79,627	(274)		79,353

Other expenses:
Compensation and benefits	32,121	57	(e)	32,178
General and administrative expenses	4,461	3,110	(b)(c)(d)(e)	7,571
Amortization of intangibles and depreciation expenses	—	97	(d)	97
OREO expenses	2,074	(2,074)	(c)	—
Professional fees	1,535	(1,535)	(c)	—

Total other expenses	40,191	(345)		39,846

Income (loss) before income taxes	46,026	—		46,026
Income tax expense (benefit)	12,479	—		12,479

Net income (loss)	$33,547	$—		$33,547

Reclassification adjustments made to the HomeXpress Mortgage Corporation historical statement operations for the year ended December 31, 2024, to conform the financial statement presentation with that of the Company:

(a)	Represents a reclassification from Other income to Interest income

(b)	Represents a reclassification from General and administrative expense to Interest expense

(c)	Represents a reclassification from OREO expenses and Professional fees to General and administrative expense

(d)	Represents a reclassification from General and administrative expense to Amortization of intangibles and depreciation expenses

(e)	Represents a reclassification from General and administrative expense to Compensation and benefits

CHIMERA INVESTMENT CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

HOMEXPRESS MORTGAGE CORPORATION

STATEMENT OF FINANCIAL CONDITION

RECLASSIFICATION ADJUSTMENTS

AS OF JUNE 30, 2025

	HomeXpress Mortgage Corp. Historical	Reclassification Adjustments		HomeXpress Mortgage Corp. Historical, as Reclassified
Assets
Cash and cash equivalents	$37,770	$(3,885)	(a)	$33,885
Restricted cash	1,515	(1,515)	(a)	—
Mortgage loans held-for-sale, at fair value	709,271	(709,271)	(j)	—
Loans held-for-sale, at fair value	—	709,271	(j)	709,271
Amounts due from servicer and other receivables	5,218	(5,218)	(b)	—
Other real estate owned	2,206	(2,206)	(c)	—
Accrued Interest Receivable	—	4,329	(b)	4,329
Deferred tax assets, net	2,494	(2,494)	(d)	—
Property and equipment, net	982	(982)	(e)	—
Other assets	13,813	12,008	(a)(b)(c)(d) (e) (l)	25,821
Derivatives, at fair value	—	1,842	(l)	1,842

Total assets	773,269	1,879		775,148

Liabilities and equity
Current liabilities
Warehouse lines of credit	628,295	(628,295)	(f)	—
Secured financing agreements	—	628,133	(f)	628,133
Hedging liabilities	608	(608)	(g)	—
Accounts payable, accrued expenses and other liabilities	16,463	(16,463)	(h)	—
Repurchase reserves	3,339	(3,339)	(i)	—
Accounts payable and other liabilities	5,820	21,843	(h)(i)	27,663
Derivatives, at fair value, net	—	608	(g)	608

Total liabilities	654,525	1,879		656,404

Equity
Common stock *	0	—		0
Series A preferred stock *	0	—		0
Additional paid-in capital	2,080	—		2,080
Retained earnings	116,664	(116,664)	(k)	—
Cumulative earnings	—	116,664	(k)	116,664

Total equity	118,744	—		118,744

Total Liabilities and equity	$773,269	$1,879		$775,148

*	Presented as $0 due to rounding.

CHIMERA INVESTMENT CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

Reclassification adjustments made to the HomeXpress Mortgage Corporation historical statement of financial condition as of June 30, 2025, to conform the financial statement presentation with that of the Company:

(a)	Represents a reclassification from legally restricted cash included within Cash and cash equivalents, and Restricted cash, to Other assets

(b)	Represents a reclassification from Amounts due from servicer and other receivables to Accrued Interest Receivable and to Other assets

(c)	Represents a reclassification from Other real estate owned to Other assets

(d)	Represents a reclassification from Deferred tax assets, net to Other assets

(e)	Represents a reclassification from Property plant and equipment, net to Other assets

(f)	Represents a reclassification from Warehouse line of credit to Secured financing agreements

(g)	Represents a reclassification from Hedging Liabilities to Derivatives, at fair value, net

(h)	Represents a reclassification from Accounts payable, accrued expenses and other liabilities to Accounts payable and other liabilities

(i)	Represents a reclassification from Repurchase Reserves to Accounts payable and other liabilities

(j)	Represents a reclassification from Mortgage loans held-for-sale, at fair value to Loans held-for-sale, at fair value

(k)	Represents a reclassification from Retained earnings to Cumulative earnings

(l)	Represents a reclassification from Other assets to Derivatives, at fair value

CHIMERA INVESTMENT CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

3.	Preliminary Purchase Price and Resulting Allocation

As part of the acquisition method of accounting, the preliminary purchase price has been estimated to be $267.9 million, representative of $119.5 million in cash equal to the estimated Adjusted Book Value of Holdco and its subsidiaries, including HomeXpress, as of August 31, 2025, plus a premium of $120.0 million in cash and 2,077,151 shares of Chimera’s common stock at a fair value of $28.4 million*. This preliminary purchase price has been allocated to the acquired assets and assumed liabilities, based on their preliminary acquisition-date fair values, in accordance with ASC 805 and ASC 820. These preliminary fair values were determined using the best information available as of the date of this filing. The adjustments necessary to reflect the application of purchase accounting and recognition of the acquired assets and assumed liabilities at their acquisition-date fair value are further described in Note 4 below. As discussed in Note 1 herein, the finalization of these preliminary fair values, the preliminary purchase price and resulting allocation of such, is ongoing. Accordingly, the finalized amounts may differ from these preliminary amounts presented herein, and those differences may be material.

Assets acquired	Amount
Cash and cash equivalents	$33,885
Mortgage loans held-for-sale, at fair value	709,271
Accrued interest receivable	4,329
Other assets	25,821
Intangible assets	95,642
Derivatives, at fair value, net	1,842
Total assets acquired	870,790

Liabilities assumed
Secured financing agreements	628,133
Accounts payable and other liabilities	47,180
Derivatives, at fair value, net	608
Total liabilities assumed	675,921

Fair value of net assets acquired	194,869
Goodwill as of June 30, 2025	73,057
Total purchase consideration	$267,926

The equity portion of the purchase price will depend on the market price of the Company’s common shares when the acquisition is consummated. The Company believes that a 5% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:

(Dollars in thousands, except share price data)	Company’s share price	Purchase price (equity portion)
As presented *	$13.68	$28,415
5% Increase	14.36	29,836
5% Decrease	13.00	26,995

*

Share price used in calculation of equity portion of purchase consideration is the closing price as of September 26, 2025, which was the share price as of the most recent practicable date before filing.

CHIMERA INVESTMENT CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

4.	Pro Forma Acquisition Adjustments

The adjustments below reflect the Company’s application of purchase accounting, pursuant to ASC 805 and ASC 820. The resulting impact of these adjustments, applicable to the acquired assets and assumed liabilities, are included in the purchase price allocation and determination of goodwill, as described in Note 3.

(a)	Reflects that cash consideration transferred at closing to acquire HomeXpress and effectuate the Acquisition.

(b)

Reflects the remeasurement of HomeXpress’ operating lease liabilities, right-of-use assets and resulting lease expense, applying Chimera’s accounting policies and incremental borrowing rate. Adjustments of $407 thousand and $(76) thousand were made to Other assets and Accounts payable and other liabilities in the unaudited pro forma consolidated statement of financial condition as of June 30, 2025. Adjustments of $(37) thousand and $(3) thousand were made to General and administrative in the unaudited pro forma consolidated statements of income for the six months ended June 30, 2025 and year ended December 31, 2024, respectively:

(c)

Reflects the adjustments made to recognize the acquired intangible assets at their preliminary fair value. Consequently, the unaudited pro forma statements of financial condition have been updated to include the resulting incremental amortization expense based on Chimera’s estimation of the remaining useful lives of these acquired assets.

Below is a table summarizing the preliminary fair value of the acquired intangible assets, their estimated useful lives, and the resulting amortization expense (in thousands):

Intangible assets	Useful Lives	Fair Value	Amortization Expense Year Ended December 31, 2024	Amortization Expense Six Months Ended June 30, 2025
Trade Names	10	$11,000	$1,100	$550
Developed Technology	9	$10,500	$1,167	$583
Broker Relationships	7	$74,000	$10,571	$5,286
Licenses	Indefinite	$300	—	—

These preliminary estimates of fair value and corresponding useful lives are still being finalized.

(d)

Represents the adjustments to the deferred tax liabilities of $25.4 million associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the closing date value of intangible assets. Deferred taxes are established based on a statutory tax rate based on jurisdictions where income is generated. The effective tax rate of Chimera following the transaction could be significantly different (either higher or lower) depending on the post-acquisition activities. This determination is preliminary and subject to change based upon the final determination of the fair value of the identifiable intangible assets and liabilities.

(e)	Reflects the goodwill recognized of $73.1 million as a result of the preliminary purchase price allocation; refer to Note 3.

(f)	Reflects adjustments to record $9.7 million of nonrecurring transaction costs incurred after and not yet recognized as of June 30, 2025.

(g)	Reflects the removal of HomeXpress’s historical equity balances.

(h)

Represents the adjustments to increase common stock and additional paid-in capital to reflect the 2,077,151 shares issued to HomeXpress at a fair value of $13.68* per share as a result of the acquisition.

(i)

To record the income tax effect of the pro forma adjustments, based on a blended federal and state statutory rate of approximately 28.0%, and the related impact on the valuation allowance. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma consolidated financial statements depending on post-acquisition activities.

*

Share price used in calculation of equity portion of purchase consideration is the closing price as of September 26, 2025, which was the share price as of the most recent practicable date before filing.

CHIMERA INVESTMENT CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

5.	Earnings Per Share (EPS)

The unaudited pro forma basic and diluted earnings per share for the year ended December 31, 2024 have been calculated based on the estimated weighted average shares outstanding as if the shares to be issued in connection with the Acquisition had been issued and outstanding as of January 1, 2024. Pro forma weighted-average basis and diluted shares outstanding include 2,077,151 shares of Chimera to be issued to the sellers.

The following table summarizes the computation of pro forma basic and diluted earnings (loss) per share for the year ended December 31, 2024 and six months ended June 30, 2025.

(Dollars in thousands, except share and per share data)	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Basic EPS
Combined pro forma net income from continuing operations	$211,920	$218,531
Combined pro forma net income from continuing operations attributable to Chimera common stockholders	$211,920	$218,531
Weighted average number of basic shares—Chimera	83,485,238	83,053,896
Basic EPS from continuing operations	$2.54	$2.63
Weighted average number of diluted shares—Chimera	84,677,259	84,234,773
Diluted EPS from continuing operations	$2.50	$2.59

The impact of 540,000 registration of stock units awarded as one-time retention grants by Chimera to certain HomeXpress employees on October 1, 2025 has not been included in the calculation for Diluted EPS from continuing operations as it is not a feature of the Stock Purchase Agreement.